Exhibit 10.17

ATP OIL & GAS CORPORATION

DISCRETIONARY BONUS POLICY

PURPOSE: The purpose of the ATP Discretionary Bonus Policy is to share the success achieved by the Company with its employees who demonstrate exemplary performance. If made, the Discretionary Bonus may be in addition to current compensation and an employee’s participation in any other benefits offered by ATP.

CRITERIA FOR PARTICIPATION: The Discretionary Bonus Policy applies to all employees of ATP (Eligible Employee) regardless of tenure, title or responsibility.

ADMINISTRATION OF THE DISCRETIONARY BONUS POLICY: Any and all bonuses to Eligible Employees under the Discretionary Bonus Policy are discretionary by the President.

PAYMENTS: Payments to Eligible Employees will be made at the direction of the President and the Eligible Employee’s immediate supervisor. If an employee leaves the employment of ATP, the Eligible Employee will cease to participate in the Discretionary Bonus Policy and forfeit any right to future distributions from this policy.